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                                                                      EXHIBIT 99


                               INDEX TO EXHIBITS



     10.1 Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan.

     10.2 Form of Notice of Grant of Stock Options under the Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan.

     15.1 Letter of Independent Accountants regarding Awareness of Incorporation by Reference.